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                                   EXHIBIT 1

    RESOLUTION OF THE BOARD OF DIRECTORS OF CANADA LIFE INSURANCE COMPANY OF
      AMERICA (CLICA) AUTHORIZING ESTABLISHMENT OF THE VARIABLE ACCOUNT 2.
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                    CANADA LIFE INSURANCE COMPANY OF AMERICA

              Unanimous Written Consent of the Board of Directors

                               In Lieu of Meeting


         We, the undersigned, being all of the duly elected and acting members of the Board of Directors of Canada Life Insurance Company of America (the "Corporation"), do hereby consent to the adoption of the following resolutions and to the corporate action hereinafter set forth, and direct that they shall, in all respects, be deemed as valid corporate action as though such action and resolutions had been duly adopted and authorized at a formal special meeting of the Board of Directors of the Corporation held on October 30th, 1992:

ADDITION OF SUB-ACCOUNT TO VARIABLE ANNUITY ACCOUNT 1

                 RESOLVED THAT, the Board of Directors of Canada Life Insurance Company of America ("Company"), pursuant to rights previously reserved to the Board of Directors of the Company, hereby authorizes the establishment of a new Investment Subaccount in addition to the existing Investment Subaccounts of Canada Life of America Variable Annuity Account 1, which shall invest in the shares or units of a designated Investment Company Portfolio; and

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized and empowered to execute and deliver any such agreements and other documents and do any such acts and things as may be deemed necessary or desirable to carry out this resolution and the intent and purposes thereof, including, but not limited to, executing whatever agreement or agreements may be necessary or appropriate, and the filing of any amendments may be necessary or appropriate, and the filing of any amendments to registration statements, any supplements, any undertakings, and any applications for exemptions, and any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the said Officers and Directors of the Company shall deem necessary or appropriate.

VARIABLE ANNUITY ACCOUNT 2

                 RESOLVED THAT, the Board of Directors of Canada Life Insurance Company of America (the "Company") pursuant to the provisions of
         Section 925 of the Michigan Insurance Code, MCLA 500.925, hereby establishes a separate account designated "Canada Life of America Variable Annuity Account 2" (hereinafter "Variable Annuity Account 2") for the following
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         use and purposes, and subject to such conditions as hereinafter set forth;

                 FURTHER RESOLVED THAT, Variable Annuity Account 2 is established for the purpose of providing for the issuance by the Company of variable annuity contracts, or variable annuity options under annuity contracts (hereinafter, the "Contracts"), and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts. The form of such Contracts shall be kept on file in the Secretary's Office.

                 FURTHER RESOLVED THAT, the income, gains, and losses, whether or not realized, from assets allocated to Variable Annuity Account 2 shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company;

                 FURTHER RESOLVED THAT, the portion of the assets of Variable Annuity Account 2 equal to the reserves and other contract liabilities with respect to Variable Annuity Account 2 shall not be chargeable with liabilities arising out of any other business the Company may conduct;

                 FURTHER RESOLVED THAT, Variable Annuity Account 2 shall be divided into Investments Subaccounts, each of which shall invest in the shares or units of a designated Investment Company Portfolio, and net premiums under the Contracts shall be allocated to the eligible portfolios set forth in the Contracts in accordance with instructions from owners of the Contracts;

                 FURTHER RESOLVED THAT, the Board of Directors expressly reserves the right to add, combine, or remove any Investment Subaccount of Variable Annuity Account 2 as it may hereafter deem necessary or appropriate;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to invest such amount or amounts of the Company's cash in Variable Annuity Account 2 or in any Investment Subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of Variable Annuity Account 2's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to transfer cash from time to time between the Company's general account and Variable Annuity Account 2 as deemed necessary or appropriate and consistent with the terms of the Contracts;

                 FURTHER RESOLVED THAT, the Board of Directors of the Company reserves the right to change the designation of Variable Annuity Account





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         2 hereafter to such other designation as it may deem necessary or appropriate;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, with such assistance from the Company's independent certified public accountants, chartered accountants, legal counsel and independent consultants or others as they may require, are hereby authorized and directed to take all action necessary to: (a) register Variable Annuity Account 2 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the said Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Annuity Account 2 in order to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and other applicable federal laws, including the filing of any amendments to registration statements, any supplements, any undertakings, and any applications for exemptions, and any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the said Officers of the Company shall deem necessary or appropriate;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized and empowered to prepare, execute, and cause to be filed with the Securities and Exchange Commission on behalf of Variable Annuity Account 2 and by the Company as sponsor and depositor a Notification of Registration under the Investment Company Act of 1940, on Form N-8A and a Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, and any other forms as may be designated from time to time for such purposes, and any and all amendments to the foregoing on behalf of Variable Annuity Account 2 and the Company and on behalf of and as attorneys-in-fact for the principal executive Officer, and the principal financial Officer, the principal accounting Officer, and/or any other Officer of the Company;

                 FURTHER RESOLVED THAT, R. W. Linden, Secretary, and D. A. Hopkins, Assistant Secretary, are duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized on behalf of Variable Annuity Account 2 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings, and qualifications both of the Company, its Officers, agents and employees, and of the





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         Contracts, under the insurance and securities laws of any of the states of the United States of America and other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which the said Officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said Officers or legal counsel deem it to be in the best interests of Variable Annuity Account 2 and the Company;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized in the names and on behalf of Variable Annuity Account 2 and the Company to execute and file irrevocable written consents on the part of Variable Annuity Account 2 and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualifications of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Annuity Account 2 and of the Company for the purpose of receiving and accepting process;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by Variables Annuity Account 2 insofar as such rights are required by any applicable law;

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with any qualified entity under which such entity will be appointed principal underwriter and distributor of the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Annuity Account 2 and the design, issuance, and administration of the Contracts;

                 FURTHER RESOLVED THAT, because it is expected that Variable Annuity Account 2 will invest solely in the securities issued by one or more investment companies registered under the Investment Company Act of 1940, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to execute whatever agreement or agreements and enter into any arrangements that may be necessary or appropriate to enable such investments to be made;





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                 FURTHER RESOLVED THAT, the signature of any Director or
         Officer of the Company required be law to affix his or her signature to a registration statement under the Investment Company Act of 1940 or Securities Act of 1933, or any amendment thereof, may be affixed by said Director or Officer personally or by an attorney-in-fact duly constituted in writing by said Director or Officer to sign his or her name thereto; and

                 FURTHER RESOLVED THAT, any two of the Officers and those Directors of the Company who are also Officers of The Canada Life Assurance Company, are hereby authorized to execute and deliver such agreements and other documents and do such acts and things as may be deemed necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

         The undersigned further direct that this Unanimous Written Consent of the Board of Directors shall, in all respects, be deemed to be in lieu of a formal special meeting of the Board of Directors, and we do hereby waive all notice requirements in connection therewith.

         IN WITNESS WHEREOF, we have duly executed this Consent as of the 30th day of October, 1992.

         /s/ D. A. Nield                          /s/ A. P. Symons
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         D. A. Nield                              A. P. Symons

         /s/ D. A. Loney                          /s/ H. W. McCubbin
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         D. A. Loney                              H. W. McCubbin

         /s/ J. G. Fleming
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         J. G. Fleming                            S. H. Zimmerman

         /s/ D. I.Fraser                          /s/ N. A. Daly
         -------------------------                -------------------------
         D. I. Fraser                             N. A. Daly